UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PDC ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

May 22, 2019

PDC Energy Issues Statement Regarding
Kimmeridge’s Conflicts of Interest

DENVER, May 22, 2019 — PDC Energy, Inc. (“PDC” or “the Company”) (Nasdaq: PDCE) today issued the following statement in response to the incomplete and misleading information released by Kimmeridge Energy Management Company, LLC and certain of its affiliates (“Kimmeridge”) regarding the clear conflicts of interest of Ben Dell, Kimmeridge’s Managing Partner:

Kimmeridge’s attempt to rebut PDC’s concerns about Ben Dell’s conflicts of interest underscores the existence of those conflicts and demonstrates his lack of understanding of public company corporate governance best practices.  While Mr. Dell asserts that his interests are aligned with other PDC shareholders, and that he will not benefit in a manner that differs from other PDC shareholders, the reality is different.

Below are the key concerns the PDC Board of Directors continues to have regarding Mr. Dell’s possible conflicts of interest and independence issues if he were elected to the PDC Board of Directors:

•                  Preferential Treatment — Mr. Dell has consistently focused his priorities on engaging in M&A transactions with and through PDC, including as a financial participant. In fact, he indicated that engaging with PDC on M&A matters is the driving force for the proxy contest and is seeking preferential treatment from other shareholders. Kimmeridge’s proxy, when describing the last meeting Mr. Dell had with PDC’s independent directors, confirms that Mr. Dell was willing to resolve the proxy contest if PDC gave Kimmeridge confidential information and entered into a “stand-still agreement.”

•                  Future Drilling and A&D Activity — In Kimmeridge’s recent press release, Mr. Dell, who controls Kimmeridge, stated that he manages minerals acreage leased to PDC and in other areas. We still do not know the full scope of those interests.  We believe such ownership rights present a misalignment of interest with other PDC shareholders and create potential conflicts. Both drilling decisions and potential acquisition targets should be considered by directors without regard to personal economics. Mr. Dell’s involvement with over 65 companies in the Delaware Basin would present conflicts with regard to critical strategic questions the Board is likely to address in the coming years.

•                  Competitive Alignment — If Mr. Dell attempts to acquire further interests in the Delaware Basin through Kimmeridge, as he has in the past, he may be in direct competition with PDC’s own acquisition efforts. These conflicts raise significant concerns PDC has regarding potential diversion of the Company’s corporate opportunities as well as leakage of competitive information to Kimmeridge.

•                  Lack of Independence — Kimmeridge completed a sizeable transaction with PDC within the last three years and Mr. Dell and an entity controlled by James Adelson, another Kimmeridge nominee to the PDC Board, received significant sums in connection with this transaction.  Additionally, Kimmeridge has disclosed to the Company an ongoing commercial relationship with PDC from which Kimmeridge periodically receives revenues from royalties, lease bonus, surface use and other agreements.  These facts continue to raise doubts as to whether they would be considered independent of PDC.

Mr. Dell and Kimmeridge have refused to provide more specific information about Mr. Dell’s mineral interests, and they have still not adequately addressed the serious concerns we have about independence. PDC’s Board and management team remain focused on continuing to take actions in the best interest of all shareholders.

The PDC Board of Directors strongly recommends that shareholders protect the value of their investment by voting on the WHITE proxy card “FOR” PDC’s nominees, Barton R. Brookman, Mark E. Ellis, and Larry F. Mazza at the Company’s 2019 Annual Meeting of Shareholders scheduled for May 29, 2019.

Additional materials regarding the Board’s recommendation for the 2019 Annual Meeting can be found at https://www.votewhiteforpdc.com.

EVERY SHAREHOLDER’S VOTE IS EXTREMELY IMPORTANT,

NO MATTER HOW MANY SHARES ARE OWNED.

Shareholders who have questions or require any assistance voting their shares should contact PDC Energy’s proxy solicitor:

MacKenzie Partners, Inc.

Stockholders may call toll-free: (800) 322-2885

Banks and Brokers may call collect: (212) 929-5500

About PDC Energy, Inc.

PDC Energy, Inc. is a domestic independent exploration and production company that acquires, explores and develops properties for the production of crude oil, natural gas and NGLs, with operations in the Wattenberg Field in Colorado and the Delaware Basin in Reeves and Culberson Counties, Texas. PDC’s operations are focused in the horizontal Niobrara and Codell plays in the Wattenberg Field and in the Wolfcamp zones in the Delaware Basin.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”), Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”) and the United States (“U.S.”) Private Securities Litigation Reform Act of 1995 regarding our business, strategy, the 2019 Annual Meeting, and potential nominees for the board of directors. All statements other than statements of historical fact included in and incorporated by reference into this report are “forward-looking statements.” Words such as expect, anticipate, intend, plan, believe, seek, estimate and similar expressions or variations of such words are intended to identify forward-looking statements herein. Although forward-looking statements contained in this press release reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Forward-looking statements are always subject to risks and uncertainties, and become subject to greater levels of risk and uncertainty as they address matters further into the future. Because such statements relate to events or conditions further in the future, they are subject to increased levels of uncertainty.

Further, we urge you to carefully review and consider the cautionary statements and disclosures, specifically those under the heading “Risk Factors,” made in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the U.S. Securities and Exchange Commission (“SEC”) on February 28, 2019, and other filings with the SEC for further information on risks and uncertainties that could affect our business, financial condition, results of operations and prospects, which are incorporated by this reference as though fully set forth herein. We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this press release or currently unknown facts or conditions or the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement.

ADDITIONAL INFORMATION

PDC has filed a definitive proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for the 2019 Annual Meeting. PDC SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by PDC with the SEC without charge from the SEC’s website at www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents from PDC’s website at http://investor.pdce.com/sec-filings.

CERTAIN INFORMATION REGARDING PARTICIPANTS

PDC, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from PDC’s shareholders in connection with the matters to be considered at the 2019 Annual Meeting. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Contacts:

Investors

Michael Edwards

Senior Director Investor Relations

303-860-5820

michael.edwards@pdce.com

Media

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Andrew Siegel

212-355-4449